Exhibit 99.1

J&J SNACK FOODS’ REPORTS RECORD FISCAL SECOND QUARTER REVENUE OF $337.9M

Growth Across All Three Business Segments Leads to Net Earnings

of $6.9M and EPS of $0.36; Adjusted EPS of $0.43

Pennsauken, NJ, May 1, 2023 - J&J Snack Foods Corp. (NASDAQ: JJSF) (the “Company”) today reported financial results for the second quarter ended March 25, 2023.

		Second Quarter
	Actuals	$ v. LY	% v. LY
Net Sales	$337.9M	$56.3M	20.0%
Operating Income	$10.2M	$6.1M	149.3%
Net Earnings	$6.9M	$3.6M	110.1%
Earnings per Diluted Share	$0.36	$0.19	111.8%

Adjusted Operating Income	$12.1M	$7.4M	157.7%
Adjusted EBITDA	$27.5M	$9.5M	52.5%
Adjusted Earnings per Diluted Share	$0.43	$0.24	126.5%

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

Dan Fachner, J&J Snack Foods President and CEO, commented, “Our sales this fiscal quarter was the highest second quarter sales in company history, and was driven by strong demand across all three business segments. The quarter benefited from marked improvement in unit volumes for our core brands and products, including strong performances in soft pretzels, churros, frozen novelties and frozen beverages. Higher volumes, combined with the impact of price increases in fiscal 2022, resulted in a 20.0% increase in net sales to $337.9 million. Our Icee frozen beverages segment delivered a strong quarter growing beverage sales approximately 18% through expanded placement, new customers, and a rebounding theater channel. In addition, we are beginning to realize the benefits of our various operational initiatives, resulting in improvement across a number of key performance metrics including distribution expenses and gross margin. These improvements combined with strong sales led to significant growth in adjusted earnings per share.

“We continue to build momentum executing our plans and initiatives to grow sales. Our teams are focused on growing our core brands and product categories led by a more disciplined innovation process, targeted marketing strategies and improved execution of cross selling across our portfolio. As an example, we expanded Dippin’ Dots into theaters, launched an Icee Cherry’n Blue Raze Dippin’ Dots product, added the Icee and Slush Puppie pop products to our frozen novelty portfolio, and initiated the roll-out of our SuperPretzel filled knots which will benefit both food service and retail customers. Across our three business segments, we are gaining placement in key channels including theaters, QSR, casual dining and retail, leading to market share gains in our core products. We also continue to build momentum around our Hola! Churros brand with sales up 43% in the quarter and plans to launch this brand into retail later this year.

“While overall inflation has stabilized, we continue to experience year over year pressures on key commodity inputs such as flour, oils, eggs, mixes and sugar. We estimate inflationary impacts of approximately 9% compared to a year ago as commodity prices gradually improve. Despite these continued challenges, we delivered improved gross margins benefiting from our pricing action last year and initiatives to improve cost management and productivity. Operationally, we continued to expand our production capacity and now have five new automated lines supporting growth opportunities in churros, pretzels, and frozen novelties. In addition, we are implementing the geographic optimization of our distribution and warehousing network by consolidating to a handful of locations, including three new state-of-the-art regional distribution centers. The first RDC will open in June in Terrell, Texas while the other two are expected to come online later this year and in early 2024. This aligns with other strategic initiatives announced in fiscal 2022, including the implementation of a new ERP system and outsourcing of our shipping logistics. We expect that these combined initiatives position us for sales growth, improved operational efficiency, reduced distribution costs and an aligned platform to deliver incremental profitability.

“Looking forward, we are excited about the opportunities in front us. Our sales pipeline is strong, we have the right strategy to improve our operating efficiency and a talented team aligned against our key priorities. In addition, we will continue to rely on our robust balance sheet to strategically invest in attractive growth opportunities. We are doing the right things and taking the right steps to profitably grow our market share while creating added value for our employees, partners, and shareholders.”

Total Company Second Quarter Highlights

Net sales increased 20.0% to $337.9 million in Q2 of fiscal 2023, compared to Q2 of fiscal 2022.

Key highlights include:

●	Sales grew across all three business segments.
o	Food Service sales exceeded Q2 ’22 by 23.8%.
o	Retail segment sales exceeded Q2 ’22 by 13.7%.
o	Frozen Beverage segment sales exceeded Q2 ’22 sales by 13.7%.
●	Organic sales growth was driven by our core brands and products, including soft pretzels, churros, frozen novelties and frozen beverages.
●	Sales included approximately $16.0 million in revenue from Dippin’ Dots, which we report in our food service segment as frozen novelties.

Gross profit as a percentage of sales was 26.8% in Q2 ’23, comparing favorably to 23.2% in Q2 ‘22. While inflation trends are gradually improving, key ingredients including flour, oils, eggs, meats, sugar, and dairy continue to experience inflationary pressures compared to the same period last year, up approximately 9% on average. Three pricing actions implemented in fiscal 2022 along with the initial benefits of our operational initiatives helped to partially offset these headwinds and we expect for these benefits to further increase as we progress on our goal towards achieving 30% gross margin levels.

Total operating expenses of $80.2 million represented 23.7% of sales for the quarter, compared to 21.8% in Q2 ’22, reflecting ongoing inflationary pressures across distribution and administrative costs and the addition of Dippin’ Dots to our expense base. Distribution costs represented 11.3% of sales in the quarter, down sequentially from 12.0%, but up versus 10.1% in the prior year period.

We expect to reduce costs and drive significant savings over the coming quarters as our various strategic and operational initiatives have added impact on our logistics management and operational efficiency.

Marketing and selling expenses represented 7.1% of sales, versus 7.5% in the prior year period, and 6.7% in Q1’ 23. Administrative expenses were 5.3% of sales in Q2 ’23, compared to 4.2% in Q2 ’22 and 4.7% in Q1’ 23 driven mostly by the expected seasonal impact of Dippin’ Dots.

Adjusted operating income was $12.1 million in the second quarter of fiscal 2023, compared to $4.7 million in the prior year period, reflecting revenue growth across all three of our business segments. This led to net earnings in Q2 ’23 of $6.9 million, compared to $3.3 million in Q2 ’22. Our effective tax rate was 26% in Q2 ’23.

Food Services Segment Second Quarter Highlights

●	Q2 ’23 food service sales exceeded Q2 ’22 by $41.9 million, or an increase of 23.8%, including approximately $16.0 million in sales from Dippin’ Dots.
●

Core brands and products continued to experience revenue growth, including 28.3% growth in soft pretzels, a 42.8% increase in churros and a 264.2% increase in frozen novelties reflecting the acquisition of Dippin’ Dots. Handheld and bakery sales were relatively flat, down 1.0% and up 1.6%, respectively, compared to Q2 ‘22.

●

Sales of new products and expanded customer placement were approximately $3.3 million driven primarily by growth across SUPERPREZTZEL Bavarian sticks and a new bakery product with a key strategic customer.

●	Q2 ’23 operating income increased 857.6% to $5.1 million driven by stronger sales and improved gross margin performance.

Retail Segment Second Quarter Highlights

●	Q2 ’23 retail sales increased 13.7% to $46.4 million, compared to Q2 ’22.
●	Handhelds sales grew by 283.4%, compared to Q2 ’22, frozen novelty sales grew by 9.8%. Soft pretzel sales increased 1.7% and biscuit sales increased 3.0%, versus the prior year period.
●	New product innovation and expanded placement contributed approximately $2.5 million in the quarter led by the recent launch of SUPERPRETZEL filled knots and handheld expansion with a major retailer .
●	Operating income decreased 55.4% to $0.5 million, versus the prior year period, driven by gross margin challenges due to higher promotions and allowances.

Frozen Beverages Segment Second Quarter Highlights

●	Frozen beverage segment sales were $73.2 million, beating Q2 ’22 sales by 13.7%.
●	Beverage sales grew 18.2%, or $6.4 million, compared to Q2 ’22 led by continued strong consumption trends across travel, sporting events, retail, and amusement venues and improved theater results.
●	Machine repair and maintenance service revenues increased 7.5%, versus the prior year period, while equipment sales increased 9.4% on the back of healthy customer installation volume.
●	Q2 ’23 operating income improved to $4.6 million, compared to a Q2 ’22 operating income of $2.5 million, reflecting the sales increase and leverage across the business.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook on May 2, 2023, at 10:00 a.m. Eastern Time. Conference call participants should register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call. A transcript of the conference call will also be available on the Investors homepage at www.jjsnack.com.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (NASDAQ: JJSF) is a leader and innovator in the snack food industry, providing innovative, niche, and affordable branded snack foods and beverages to foodservice and retail supermarket outlets. Manufactured and distributed nationwide, our principal products include SUPERPRETZEL, the #1 soft pretzel brand in the world, as well as internationally known ICEE and SLUSH PUPPIE frozen beverages, DIPPIN’ DOTS ice cream, LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT sorbet and frozen fruit bars, SOUR PATCH KIDS** Flavored Ice Pops, HOLA! CHURROS, and THE FUNNEL CAKE FACTORY funnel cakes and several bakery brands within DADDY RAY’S, COUNTRY HOME BAKERS and HILL & VALLEY. For more information, please visit http://www.jjsnack.com.

*MINUTE MAID is a registered trademark of The Coca-Cola Company.

**SOUR PATCH KIDS is a registered trademark of Mondelēz International group, used under license.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry and our profitability-related continuous improvement initiatives in our operations. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, changes in the competitive marketplace the uncertainty and ultimate economic impact of the COVID-19 pandemic, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; COVID-19 related expenses (recoveries); net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, and integration costs.

Adjusted Operating Income consists of operating income adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, and integration costs.

Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: COVID-19 related expenses (recoveries); impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, and integration costs. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates.

This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure.

The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations.

The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Joseph Jaffoni, Norberto Aja or Jennifer Neuman

JCIR

(212) 835-8500

jjsf@jcir.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)
(in thousands, except per share amounts)

	Three months ended		Six months ended
	March 25,	March 26,	March 25,	March 26,
	2023	2022	2023	2022

Net sales	$337,854	$281,513	$689,197	$600,003

Cost of goods sold	247,470	216,165	507,958	455,280
Gross profit	90,384	65,348	181,239	144,723

Operating expenses
Marketing	24,017	21,036	47,716	41,943
Distribution	38,188	28,349	80,237	61,664
Administrative	17,919	11,719	34,310	22,088
Other general expense	67	156	(545)	95
Total operating expenses	80,191	61,260	161,718	125,790

Operating income	10,193	4,088	19,521	18,933

Other income (expense)
Investment income	401	160	1,086	431
Interest expense	(1,334)	(57)	(2,383)	(75)

Earnings before income taxes	9,260	4,191	18,224	19,289

Income tax expense	2,389	920	4,720	4,927

NET EARNINGS	$6,871	$3,271	$13,504	$14,362

Earnings per diluted share	$0.36	$0.17	$0.70	$0.75

Weighted average number of diluted shares	19,295	19,206	19,285	19,180

Earnings per basic share	$0.36	$0.17	$0.70	$0.75

Weighted average number of basic shares	19,238	19,134	19,230	19,110

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 25,
	2023	September 24,
	(unaudited)	2022
Assets
Current assets
Cash and cash equivalents	$43,283	$35,181
Marketable securities held to maturity	-	4,011
Accounts receivable, net	198,442	208,178
Inventories	180,721	180,473
Prepaid expenses and other	12,062	16,794
Total current assets	434,508	444,637

Property, plant and equipment, at cost
Land	3,714	3,714
Buildings	34,232	34,232
Plant machinery and equipment	396,522	374,566
Marketing equipment	284,509	274,904
Transportation equipment	13,244	11,685
Office equipment	46,355	45,865
Improvements	49,733	49,331
Construction in progress	79,808	65,753
Total Property, plant and equipment, at cost	908,117	860,050
Less accumulated depreciation and amortization	550,000	524,683
Property, plant and equipment, net	358,117	335,367

Other assets
Goodwill	185,070	184,420
Other intangible assets, net	188,347	191,732
Marketable securities available for sale	4,429	5,708
Operating lease right-of-use assets	50,252	51,137
Other	4,234	3,965
Total other assets	432,332	436,962
Total Assets	$1,224,957	$1,216,966

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$226	$124
Accounts payable	85,507	108,146
Accrued insurance liability	16,831	15,678
Accrued liabilities	10,448	9,214
Current operating lease liabilities	13,507	13,524
Accrued compensation expense	19,117	21,700
Dividends payable	13,475	13,453
Total current liabilities	159,111	181,839

Long-term debt	92,000	55,000
Noncurrent finance lease liabilities	702	254
Noncurrent operating lease liabilities	41,642	42,660
Deferred income taxes	69,602	70,407
Other long-term liabilities	3,613	3,637

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 19,252,000 and 19,219,000 respectively	100,637	94,026
Accumulated other comprehensive loss	(11,774)	(13,713)
Retained Earnings	769,424	782,856
Total stockholders' equity	858,287	863,169
Total Liabilities and Stockholders' Equity	$1,224,957	$1,216,966

J & J SNACK FOODS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (in thousands)

	Six months ended
	March 25,	March 26,
	2023	2022
Operating activities:
Net earnings	$13,504	$14,362
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	27,236	23,868
Amortization of intangibles and deferred costs	3,385	1,183
(Gain) loss from disposals of property & equipment	(354)	100
Share-based compensation	2,552	2,350
Deferred income taxes	(787)	(251)
(Gain) loss on marketable securities	(22)	69
Other	(255)	(184)
Changes in assets and liabilities, net of effects from purchase of companies
Decrease (Increase) in accounts receivable	10,541	(25,031)
Decrease (Increase) in inventories	823	(36,538)
Decrease (Increase) in prepaid expenses	4,787	(4,308)
(Decrease) in accounts payable and accrued liabilities	(25,739)	(2,055)
Net cash provided by (used in) operating activities	35,671	(26,435)

Investing activities:
Purchases of property, plant and equipment	(49,124)	(35,306)
Proceeds from redemption and sales of marketable securities	5,300	11,526
Proceeds from disposal of property and equipment	797	589
Net cash (used in) investing activities	(43,027)	(23,191)

Financing activities:
Proceeds from issuance of stock	4,059	11,741
Borrowings under credit facility	92,000	-
Repayment of borrowings under credit facility	(55,000)	-
Payments on finance lease obligations	(71)	(111)
Payment of cash dividend	(26,914)	(24,163)
Net cash provided by (used in) financing activities	14,074	(12,533)

Effect of exchange rates on cash and cash equivalents	1,384	(16)

Net increase (decrease) in cash and cash equivalents	8,102	(62,175)
Cash and cash equivalents at beginning of period	35,181	283,192
Cash and cash equivalents at end of period	$43,283	$221,017

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited) (in thousands)

	Three months ended		Six months ended
	March 25,	March 26,	March 25,	March 26,
	2023	2022	2023	2022
	(unaudited)		(unaudited)
(in thousands)	(in thousands)		(in thousands)
Sales to external customers:
Food Service
Soft pretzels	$55,492	$43,261	$107,715	$93,682
Frozen novelties	26,607	7,305	48,372	15,762
Churros	24,920	17,447	50,677	36,936
Handhelds	20,309	20,506	43,881	39,001
Bakery	85,300	83,967	194,248	191,798
Other	5,653	3,854	11,685	10,893
Total Food Service	$218,281	$176,340	$456,578	$388,072

Retail Supermarket
Soft pretzels	$16,013	$15,752	$30,498	$31,946
Frozen novelties	20,770	18,919	38,739	36,721
Biscuits	5,858	5,687	13,771	13,958
Handhelds	4,099	1,069	6,991	2,345
Coupon redemption	(375)	(726)	(551)	(1,622)
Other	(5)	56	(15)	104
Total Retail Supermarket	$46,360	$40,757	$89,433	$83,452

Frozen Beverages
Beverages	$41,799	$35,365	$80,458	$69,128
Repair and maintenance service	22,585	21,000	46,412	43,011
Machines revenue	8,252	7,542	15,263	15,389
Other	577	509	1,053	951
Total Frozen Beverages	$73,213	$64,416	$143,186	$128,479

Consolidated sales	$337,854	$281,513	$689,197	$600,003

Depreciation and amortization:
Food Service	$9,597	$6,670	$19,055	$13,339
Retail Supermarket	492	386	883	752
Frozen Beverages	5,351	5,484	10,683	10,960
Total depreciation and amortization	$15,440	$12,540	$30,621	$25,051

Operating Income:
Food Service	$5,133	$536	$11,520	$9,537
Retail Supermarket	487	1,091	1,598	6,075
Frozen Beverages	4,573	2,461	6,403	3,321
Total operating income	$10,193	$4,088	$19,521	$18,933

Capital expenditures:
Food Service	$13,744	$13,851	$38,606	$24,084
Retail Supermarket	105	1,094	1,479	3,623
Frozen Beverages	4,365	4,261	9,039	7,599
Total capital expenditures	$18,214	$19,206	$49,124	$35,306

Assets:
Food Service	$910,573	$799,710	$910,573	$799,710
Retail Supermarket	12,162	33,206	12,162	33,206
Frozen Beverages	302,222	290,412	302,222	290,412
Total assets	$1,224,957	$1,123,328	$1,224,957	$1,123,328

J & J SNACK FOODS CORP. AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
(Unaudited) (in thousands)

	Three months ended		Six months ended

	March 25,	March 26,	March 25,	March 26,
	2023	2022	2023	2022

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$6,871	$3,271	$13,504	$14,362
Income Taxes	2,389	920	4,720	4,927
Investment Income	(401)	(160)	(1,086)	(431)
Interest Expense	1,334	57	2,383	75
Depreciation and Amortization	15,440	12,540	30,621	25,051
Share-Based Compensation	1,313	1,267	2,552	2,350
COVID-19 Expenses (Recoveries)	-	-	-	(874)
Net (Gain) Loss on Sale or Disposal of Assets	357	127	(354)	100
Integration Costs	188	-	417	-
Adjusted EBITDA	$27,491	$18,022	$52,757	$45,560

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	10,193	4,088	19,521	18,933
COVID-19 Expenses (Recoveries)	-	-	-	(874)
Acquisition Related Amortization Expenses	1,679	592	3,358	1,184
Integration Costs	188	-	417	-
Adjusted Operating Income	$12,060	$4,680	$23,296	$19,243

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$0.36	$0.17	$0.70	$0.75
COVID-19 Expenses (Recoveries)	-	-	-	(0.05)
Acquisition Related Amortization Expenses	0.09	0.03	0.17	0.06
Integration Costs	0.01	-	0.02	-

Tax Effect of Non-GAAP Adjustments (1)	(0.03)	(0.01)	(0.05)	-

Adjusted Earnings per Diluted Share	$0.43	$0.19	$0.84	$0.76

(1) Income taxes associated with pre-tax adjustments determined using statutory tax rates